UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: February 26, 2009

(Date of earliest event reported)

WITEL CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-145134	20-8734462
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1224 Washington Avenue Miami Beach, Florida	33139
(Address of principal executive offices)	(Zip Code)

866-400-0576
(Registrant's telephone number,
including area code)

1800 Century Park East, Suite 600
Los Angeles, California 90067
(Former Name or Former Address, if Changes Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this report, the terms "we",  "us",  "our",  "our company," or the “Corporation" refers to Witel, Corp., a Nevada corporation.

Item 5.01.  Changes in Control of Registrant

On February 26, 2009, Gary Tsitron, the newly appointed Chief Executive Officer of the Corporation, in reviewing the shareholder vote disclosed in our Form 8-K as filed with the Securities and Exchange Commission on February 10, 2009 (which vote included, among other shareholder's votes, the subsequent beneficial owner of Company shares as discussed below), became aware that, as a result of a private transaction, a material change occurred in the beneficial ownership of shares certain controlling shares of the Corporation prior to such vote.

Consequently, as of March 4, 2008, Joshua Hershkovitz sold one million, two hundred and fifty thousand shares (reported as held by  Joshua Hershkovitz in our Form 10-K for December 31, 2007 and representing 20.83% of our issued and outstanding shares as of April 15, 2008) to Moshe Solomonow.  As of November 5, 2008, the latest quarterly filing by the Corporation, the number of our shares outstanding and outstanding was 6,450,000.  Thus, as of that date, the shares represent 19.38% of our issued and outstanding shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

 None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WiTel Corp. DATE: February 26, 2009 By: /s/ Gary Tsitron Name: Gary Tsitron Title: Chief Executive Officer